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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 24, 2002

CHICAGO PIZZA & BREWERY, INC.
(Exact name of registrant as specified in its chapter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)
16162 Beach Boulevard Suite 100 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 848-3747

Item 8. Change in Fiscal Year

        On May 21, 2002, the Board of Directors of the Company approved a change in the Company's fiscal year end from December 31 to the Sunday closest to December 31 in each year (whether before or after such date) to report operating results using comparable periods always ending on a Sunday and to conform to restaurant industry practices. This change will be effective as of July 1, 2002 for fiscal year 2002, which will end on December 29, 2002. There will be no transition period for such change in fiscal year end due to the fact that the Company's second quarter end is Sunday, June 30, 2002.

        In connection with the change in fiscal year end, the Company will also realign its fiscal quarters. The first, second and third quarters will each consist of 13 weeks (4 weeks for periods 1 and 2 and 5 weeks for period 3). The fourth quarter will typically consist of 13 weeks, except approximately every fifth year it will consist of 14 weeks. The change in quarterly periods is also effective as of July 1, 2002 and the third and fourth quarters of fiscal 2002 will include 13 weeks each. The first fiscal year to consist of a 14 week fourth quarter will be fiscal year ending January 2, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2002	CHICAGO PIZZA & BREWERY, INC. (Registrant)
	By:	/s/ PAUL A. MOTENKO Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary
	By:	/s/ JEREMIAH J. HENNESSY Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President
	By:	/s/ C. DOUGLAS MITCHELL C. Douglas Mitchell Chief Financial Officer

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SIGNATURES